Exhibit 10.1

SECOND AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This Second Amendment to the Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into as of February 13, 2012, by and between COMERICA BANK (“Bank”) and SANTARUS, INC. (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Amended and Restated Loan and Security Agreement dated as of July 11, 2008 (as amended from time to time, including by that certain Letter Agreement dated as of April 23, 2009, that certain Letter Agreement dated as of April 5, 2010 and that certain First Amendment to the Amended and Restated Loan and Security Agreement dated as of August 27, 2010, collectively, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1. The following defined terms in Section 1.1 of the Agreement hereby are added, amended or restated as follows:

“Cash Borrowing Base” means an amount equal to Borrower’s Cash held at Bank (or Bank’s Affiliates or other third parties, in each case, subject to a control agreement in form and content reasonably acceptable to Bank, and subject to daily viewing/monitoring by Bank).

“LIBOR Addendum” means that certain Second Amended and Restated LIBOR Addendum to the Amended and Restated Loan and Security Agreement by and between Borrower and Bank, dated as of February 13, 2012.

“Liquidity” means the sum of Cash at Bank (or Bank’s Affiliates or other third parties, in each case, subject to a control agreement in form and content reasonably acceptable to Bank and provided Bank can view the accounts’ balances on a daily basis) plus the Borrowing Base.

“Non-Formula Amount” shall have the meaning given to it in Section 2.1(b)(i).

“Revolving Line” means a credit extension of up to Thirty-Five Million Dollars ($35,000,000).

“Revolving Maturity Date” means February 13, 2015.

2. Section 2.1(b)(i) of the Agreement hereby is amended and restated in its entirety to read as follows

“(i) Amount. Subject to and upon the terms and conditions of this Agreement, Borrower may request Advances in an aggregate outstanding amount not to exceed the lesser of (A) the Revolving Line or (B) the sum of Borrowing Base and the Cash Borrowing Base. Notwithstanding the foregoing, (x) Borrower may request Advances in an aggregate outstanding amount not to exceed Five Million Dollars ($5,000,000) without regard to the Borrowing Base or the Cash Borrowing Base (the “Non-Formula Amount”). Subject to and upon the terms and conditions of this Agreement, amounts borrowed pursuant to this Section 2.1(b) may be repaid and reborrowed at any time prior to the Revolving Maturity Date, at which time all Advances under this Section 2.1(b) shall be immediately due and payable. Except as set forth in the LIBOR Addendum, Borrower may prepay any Advances without penalty or premium.”

3. Section 2.2 of the Agreement hereby is amended and restated in its entirety to read as follows:

“2.2 Overadvances. If the aggregate amount of the outstanding Advances exceeds the lesser of the Revolving Line or the sum of Borrowing Base and the Cash Borrowing Base plus the Non-Formula Amount at any time, Borrower shall immediately pay to Bank, in cash, the amount of such excess.”

4. Section 2.5(a) of the Agreement hereby is amended and restated in its entirety to read as follows:

“(a) Intentionally Omitted.”

5. Section 4.3 of the Agreement hereby is amended and restated in its entirety to read as follows:

“4.3 Right to Inspect. When any Advances made against the Borrowing Base are outstanding, Bank (through any of its officers, employees, or agents) shall have the right, upon reasonable prior notice, from time to time during Borrower’s usual business hours but no more than twice a year (unless an Event of Default has occurred and is continuing), to inspect Borrower’s Books and to make copies thereof and to check, test, and appraise the Collateral in order to verify Borrower’s financial condition or the amount, condition of, or any other matter relating to, the Collateral.”

6. Section 6.2(d) of the Agreement hereby is amended and restated in its entirety to read as follows:

“(d) When any Advances made against the Borrowing Base are outstanding, Bank (through any of its officers, employees, or agents) shall have the right to audit Borrower’s Accounts and appraise Collateral at Borrower’s expense, provided that such audits, and any audits conducted pursuant to Section 4.3, will be conducted no more often than every six (6) months unless an Event of Default has occurred and is continuing.”

7. Section 6.7 of the Agreement hereby is amended and restated in its entirety to read as follows:

“6.7 Financial Covenants. Borrower shall at all times maintain the following financial ratios and covenants:

(a) Intentionally Omitted.

(b) Minimum Liquidity Ratio. A ratio of Liquidity to all Indebtedness owing by Borrower to Bank excluding the Non-Formula Amount, of at least 1.10 to 1.00.

(c) Minimum EBITDA. When Borrower is only borrowing against the Borrowing Base or Non-Formula Amount, an EBITDA, measured quarterly on a trailing six (6) months basis, of not less than Five Million Dollars ($5,000,000).”

8. The Schedule is hereby replaced with the Schedule attached hereto.

9. Exhibit C of the Agreement is hereby replaced with the Exhibit C attached hereto.

10. Exhibit D of the Agreement is hereby replaced with the Exhibit D attached hereto.

11. Annex II of the Agreement is hereby deleted in its entirety.

12. No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Bank’s failure at any time to require strict performance by Borrower of any provision shall not affect any right of Bank thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Bank.

13. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.

14. Borrower represents and warrants that the Representations and Warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

15. As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a) this Amendment, duly executed by Borrower;

(b) a Certificate of the Secretary of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Amendment;

(c) the Second Amended and Restated LIBOR Addendum;

(d) an upfront fee of in the amount of One Hundred Seventy Five Thousand Dollars ($175,000), which may be debited from any of Borrower’s accounts;

(e) all reasonable Bank Expenses incurred through the date of this Amendment, which may be debited from any of Borrower’s accounts; and

(f) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

16. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

SANTARUS, INC.

By:	/s/ Debra P. Crawford

Title:	SVP & CFO

COMERICA BANK

By:	/s/ Gary Reagan

Title:	SVP

[Signature Page to Second Amendment to Amended and Restated Loan and Security Agreement]

EXHIBIT C

BORROWING BASE CERTIFICATE

Borrower: SANTARUS, INC. Commitment Amount: $35,000,000	Lender: Comerica Bank

ACCOUNTS RECEIVABLE
1. Accounts Receivable Book Value as of		$
2. Additions (please explain on reverse)		$
3. TOTAL ACCOUNTS RECEIVABLE		$

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
4. Amounts over 60 days past due	$
5. Balance of 25% over 60 day past due accounts	$
6. Concentration Limits
7. Foreign Accounts (other than Eligible Foreign Accounts)	$
8. Governmental Accounts	$
9. Contra Accounts	$
10. Demo Accounts	$
11. Intercompany/Employee Accounts	$
12. Other (please explain on reverse)	$
13. TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS		$
14. Eligible Accounts (#3 minus #13)		$
15. LOAN VALUE OF ACCOUNTS (80% of #14)		$

BALANCES
16. Maximum Loan Amount		$35,000,000
17. Non-Formula Amount		$5,000,000
18. Cash Borrowing Base Amount		$
19. Total Funds Available (Lesser of (a) #15 plus #17 plus #18 or (b) #16)		$
20. Present balance owing on Loan (Borrowing Base outstandings plus Cash Borrowing Base outstandings plus Non-Formula Amount outstandings)		$
21. RESERVE POSITION (#19 minus #20)		$

The undersigned represents and warrants that the foregoing is true, complete and correct, and that the information reflected in this Borrowing Base Certificate complies with the representations and warranties set forth in the Amended and Restated Loan and Security Agreement (including any updates thereto pursuant to Section 3.2(b) of the Loan Agreement) between the undersigned and Comerica Bank.

SANTARUS, INC.

By:
Authorized Signer

EXHIBIT D

COMPLIANCE CERTIFICATE

TO: COMERICA	BANK

FROM: SANTARUS,	INC.

The undersigned authorized officer of SANTARUS, INC. hereby certifies that in accordance with the terms and conditions of the Amended and Restated Loan and Security Agreement between Borrower and Bank (as amended from time to time, the “Agreement”), (i) Borrower is in complete compliance for the period ending                     with all required covenants except as noted below and (ii) all representations and warranties (including any updates thereto pursuant to Section 3.2(b) of the Agreement) of Borrower stated in the Agreement, as amended from time to time, are true and correct as of the date hereof; provided, however, that those representations and warranties that expressly refer to another date shall be true and correct in all material respects as of such date. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly financial statements	Monthly within 40 days; except for December: 30 days for drafts; 75 days for final (when Liquidity includes Eligible Accounts)	Yes	No	N/A

Quarterly financial statements (other than 4th quarter)	Quarterly within 40 days (when Liquidity does not include Eligible Accounts)	Yes	No	N/A

Annual (CPA Audited)	FYE within 120 days	Yes	No	N/A

10K and 10Q	When filed	Yes	No	N/A

A/R & A/P Agings, Borrowing Base Cert.	Monthly within 40 days (waived when Liquidity does not include the Borrowing Base)	Yes	No	N/A

Compliance Cert.	Monthly within 40 days; except for December: 30 days for drafts; 75 days for final (when Liquidity includes Eligible Accounts); otherwise quarterly within 40 days	Yes	No

A/R Audit	Semi-Annually (when any Advances made against the Borrowing Base are outstanding)

Total amount of Borrower’s cash and investments	Amount: $

Financial Covenant	Required	Actual	Complies
Maintain at all times, measured Monthly (except as indicated):
Minimum Liquidity	1.10:1.00	:1.00	Yes	No
Minimum EBITDA[1]	$5,000,000[2]	$	Yes	No	N/A

[1]	measured when there are any amounts outstanding under the Borrowing Base or the Non-Formula Amount.
[2]	not less than Five Million Dollars ($5,000,000) measured quarterly on a trailing 6-month basis.

Comments Regarding Exceptions: See Attached.	BANK USE ONLY

Received by:
Sincerely,		AUTHORIZED SIGNER

Date:

Verified:
SIGNATURE		AUTHORIZED SIGNER

Date:
TITLE

	Compliance Status	Yes No
DATE